EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
In connection with the Quarterly Report on Form 10-Q of James Hardie Industries plc (the “Company”) for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2026	/s/ Aaron Erter
Aaron Erter
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Ryan Lada
Ryan Lada
Chief Financial Officer
(Principal Financial Officer)

* The foregoing certification is being furnished and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Form 10-Q and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing).